Exhibit 99.5

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock, par value $0.01 per share (the “Common Stock”), of Lument Finance Trust, Inc. (the “Company”).

This Beneficial Owner Election Form will instruct you whether to exercise rights to purchase shares of Common Stock distributed with respect to the Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Company’s prospectus supplement, dated January 7, 2022, and the accompanying prospectus, dated August 6, 2021 (collectively, the “Prospectus”).

Box 1. [            ] Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

	Number of Shares to Purchase		Estimated Subscription Price		Payment
Primary Subscription
You are entitled to subscribe for one share for every one right you hold.		X	$3.58	=		Line 1

Over-Subscription Privilege
Stockholders of record on January 18, 2022 may only exercise the Over-Subscription Privilege if their Primary Subscription is exercised in full. The Over-Subscription Privilege is not limited by the number of rights you hold, but issuance is subject to certain other limitations, including proration, as described in the Prospectus.		X	$3.58	=		Line 2
			Total Payment Required		$
	(Sum of Lines 1 & 2; must equal total amounts in Box 3)

Box 2. [            ] Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 3. [            ] Payment in the following amount is enclosed $            .

Box 4. [            ] Please deduct payment from the following account maintained by you as follows:

Type of Account	Account Number

Amount to be deducted: $

Signature	Date

Please type or print name